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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  August 18, 2006


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

I.       SINGAPORE DEVELOPMENT AGREEMENT AND RELATED AGREEMENTS

         On August 23, 2006, Las Vegas Sands Corp. ("LVSC") issued a press release announcing that its indirect wholly-owned subsidiary, Marina Bay Sands Pte. Ltd. ("MBS"), has entered into a Development Agreement (the "Development Agreement") with the Singapore Tourism Board ("STB") with respect to its accepted proposal for an integrated resort project (the "IR Project") to be located at Marina Bay, Singapore. Pursuant to the Development Agreement, MBS will design, develop, construct and operate the IR Project to be called The Marina Bay Sands(TM), in accordance with the terms and requirements set forth in the Development Agreement. The Development Agreement requires MBS to invest at least SGD$3,852,090,600(1) in the IR Project. The total investment is to be allocated in specified amounts among the casino; the hotel; food and beverage outlets; retail areas; meeting, convention and exhibition facilities; key attractions; entertainment venues and public areas. This investment must be made in full by the earlier of eight years from the date of the Development Agreement or three years from the issuance of the casino license. In connection with entering into the Development Agreement, MBS will enter into a 60-year lease with the STB for the parcels of land underlying the proposed IR Project site (the "Land") and has entered into an agreement with the Land Transport Authority of Singapore for the provision of necessary infrastructure for rapid transit systems and roadworks within and/or outside the proposed IR Project site.

         The Development Agreement contains, among other things, restrictions limiting the use of the Land to the development and operation of the IR Project; requirements that MBS obtain prior approval from the STB in order to subdivide the hotel and retail components of the IR Project and prohibitions on any such subdivision during an exclusivity period of approximately eleven years from the signing of the Development Agreement. The Development Agreement also contains provisions relating to the construction of the IR Project and associated deadlines for substantial completion and opening; the location of the casino on the IR Project site and casino licensing issues; insurance; and limitations on MBS' ability to assign the lease or sub-lease any portion of the Land during the exclusivity period. In addition, the Development Agreement contains events of default, including among other things, the failure of MBS to perform its obligations under the Development Agreement and events of bankruptcy or dissolution.

         Under the Development Agreement, MBS was required to make payments to various governmental agencies in Singapore, including a SGD$1,200,000,000 land premium payment to the Singapore Land Authority for the Land, a security deposit of SGD$192,604,530 to the STB in the form of a banker's guarantee, a SGD$7,800,000 contribution to the Urban Redevelopment Authority of Singapore for an electrical substation, cadastral survey fees payable to the STB, stamp duty on the Development Agreement and the reimbursement to the STB of legal and professional fees and technical costs, in each case (other than with respect to the stamp duty), exclusive of applicable goods and services tax on such amounts. In order to obtain the funds necessary to make these payments and to fund design and development costs related to The Marina Bay Sands IR Project, LVSC and MBS obtained a floating rate notes facility and a term loan facility in an aggregate principal amount of SGD$2,208,080,000 which are described in greater detail below.


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(1) SGD$ means Singapore dollar. On August 15, 2006, US$1.00 equaled SGD$1.5772.

         The press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

II.      FLOATING RATE NOTES FACILITY AND TERM LOAN FACILITY

         FLOATING RATE NOTES FACILITY. On August 18, 2006, LVSC and MBS entered into a Purchase Agreement (the "Purchase Agreement") governing MBS' SGD$1,104,040,000 floating rate notes facility with Goldman Sachs (Singapore) Pte. ("GSSP") and DBS Bank Ltd. ("DBS"), as lead managers, and Goldman Sachs International, Lehman Brothers Commercial Corporation Asia Limited, Citicorp. Investment Bank (Singapore) Ltd., Merrill Lynch Capital Corporation and Morgan Stanley Bank, as joint book-running managers and initial purchasers, and DBS, as funding agent. The floating rate notes facility consists of a funded SGD$788,600,000 facility and a SGD$315,440,000 delayed draw facility, of which SGD$59,145,000 may be used solely to fund accrued interest on amounts outstanding under the floating rate notes facility. The indebtedness of MBS under the floating rate notes facility is guaranteed by LVSC on an unsecured basis. The floating rate notes facility has been structured so that the floating rate notes issued thereunder satisfy the requirements of "qualifying debt securities" under the Singapore Income Tax Act (Chapter 134).

         The funded SGD$788,600,000 facility was drawn at the closing on August 22, 2006. A portion of these proceeds were used to make certain payments associated with MBS' agreements with and obligations to the STB and other agencies in Singapore under the Development Agreement in connection with The Marina Bay Sands IR Project. Specifically, a portion of the net proceeds were used to pay a portion of the balance of the land premium payment owing to the Singapore Land Authority under the Development Agreement with the STB described above, to pay stamp duty tax on the the Development Agreement and goods and services tax payable on the land premium payment, to make a contribution payment to the Urban Redevelopment Authority in Singapore for the provision of an electrical substation at the proposed site for The Marina Bay Sands IR Project, to pay cadastral survey, technical, legal and professional fees payable to the STB, to repay certain loans or advances previously made by LVSC and its subsidiaries to MBS and to pay certain fees and expenses related to the floating rate notes facility and the term loan facility described below.

         TERM LOAN FACILITY. On August 18, 2006, MBS also entered into a Facility Agreement (the "Facility Agreement") governing its SGD$1,104,040,000 term loan facility with GSSP and DBS, as coordinators; GSSP, DBS, UOB Asia Limited ("UOB") and Oversea-Chinese Banking Corporation Limited ("OCBC"), as mandated lead arrangers; DBS, UOB and OCBC, as original lenders; and DBS, as agent and security trustee. The term loan facility consists of a Facility A in the amount of SGD$852,229,570, of which SGD$256,234,100 is available on a delayed draw basis, a Facility B in the amount SGD$59,145,000, all of which is available on a delayed draw basis and which may be used solely to fund accrued interest on amounts outstanding under the term loan facility, and a Facility C in the amount of SGD$192,604,530 to provide bank guarantees in favor of the STB on behalf of MBS' obligation to provide a security deposit under the Development Agreement. The obligations of MBS under the term loan facility are secured by a first-priority security interest in substantially all of MBS' assets, other than capital stock and certain other assets.

         Under Facility A of the term loan facility, SGD$595,995,470 was drawn at the closing on August 22, 2006. The full SGD$192,604,530 was drawn under Facility C of the term loan facility to provide the bank guarantees described above to the STB on August 23, 2006. The net proceeds from the funded Facility A were used to pay a portion of the balance of the land premium payment owing to the Singapore Land Authority under the Development Agreement, to pay fees related to the bank guarantees provided under Facility C of the term loan facility for the security deposit to the STB and to pay certain fees to DBS in its capacity as agent and security trustee under the Facility Agreement and as funding agent under the Purchase Agreement.

         GENERAL. Borrowings under the floating rate notes facility and the term loan facility bear interest at the Singapore SWAP Offer Rate plus a spread of 1.35% per annum during the first twelve months that amounts are outstanding under the facilities and a spread of 1.60% per annum during the second twelve months that amounts are outstanding under the facilities. MBS will also pay a standby interest fee of 0.375% per annum on the undrawn amounts under both the floating rate notes facility and the term loan facility.

         Both the floating rate notes facility and the term loan facility have a two year maturity, and the aggregate amounts outstanding under both facilities mature in full on August 22, 2008.

         Amounts drawn under the floating rate notes facility and the term loan facility on a delayed draw basis are required to be drawn pro rata between the two facilities.

         Both the floating rate notes facility and the term loan facility require MBS to redeem or prepay all outstanding floating rate notes and term loan amounts, respectively, in full at par, without premium or penalty, with the cash proceeds from certain issuances of equity securities by MBS or certain equity contributions to MBS from any direct or indirect parent, which cash proceeds are used in connection with the design, development and construction of The Marina Bay Sands IR Project. MBS is also required to redeem and prepay, respectively, all outstanding floating rate notes and term loan amounts upon a change of control. However, MBS is not required to redeem floating rate notes or prepay term loans with equity contributions or subordinated loans from a direct or indirect parent company the proceeds of which are:

         o received by MBS within 18 months from August 18, 2006 in an amount not to exceed SGD$552,020,000;

         o    used to redeem  floating rate notes and/or prepay term loans held
              by   purchasers   or   lenders,   respectively,   under   certain
              circumstances; or

         o used to pay accrued but unpaid interest on outstanding floating rate notes or term loan amounts.

         MBS is permitted, at its option, to redeem or prepay all or a portion of the outstanding floating rate or term loan amounts, respectively, at par, without premium or penalty, under certain circumstances.

         The floating rate notes facility and the term loan facility contain customary affirmative and negative covenants, including, but not limited to, limitations on liens, indebtedness, investments, acquisitions and asset sales, restricted payments, affiliate transactions and use of proceeds from each such facility, as well as requirements to comply with applicable law and maintain adequate insurance.

         The floating rate notes facility and the term loan facility contain customary events of defaults, including, but not limited to, nonpayment of principal when due, failing to pay interest, fees or other amounts within five days after such amounts are due, violation of covenants, failure of any representation or warranty to be true and correct in all material respects when made, certain cross-defaults, insolvency and other bankruptcy events, material judgments, actual or asserted invalidity of the guarantee under the Purchase

Agreement or the security documents under the Facility Agreement, a repudiation by MBS of its obligations under the Purchase Agreement and the Facility Agreement, a nationalization of The Marina Bay Sands IR Project, a qualification of the audited financial statements of MBS or LVSC, any event of default under the Development Agreement and certain negative events with respect to The Marina Bay Sands IR Project, including, but not limited to, the Development Agreement being terminated, the lease for the Land being terminated or the casino license not being awarded in accordance with the Development Agreement.

         Goldman Sachs International, Lehman Brothers Commercial Corporation Asia Limited, Citicorp. Investment Bank (Singapore) Ltd., Merrill Lynch Capital Corporation, Morgan Stanley Bank, DBS Bank Ltd. and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for LVSC and/or MBS and their respective affiliates from time to time, for which they have received customary compensation for such services, and may continue to do so in the future.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The information set forth in Item 1.01 under the caption "Floating Rate Notes Facility and Term Loan Facility" is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

99.1      Press Release issued by Las Vegas Sands Corp., dated August 23, 2006.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 24, 2006



                                         LAS VEGAS SANDS CORP.

                                         By:  /s/ Scott D. Henry
                                              ---------------------------------
                                         Name:   Scott D. Henry
                                         Title:  Senior Vice President, Finance




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                               INDEX TO EXHIBITS


99.1      Press Release issued by Las Vegas Sands Corp., dated August 23, 2006.